                                                                    EXHIBIT 10.5

                     IRREVOCABLE PROXY AND VOTING AGREEMENT

         IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of __________, 2002 (this "Agreement"), among Global Energy Group, Inc. ("Global"), a Delaware corporation; Eugene Cornett and Belinda Cornett, (together "Cornett"), each an individual married to the other and with a residence at ___________; Richard Wiles and Shari Wiles (together, "Wiles"), each an individual married to the other and with a residence at ___________; Dr. Neal Stubbs ("Stubbs"), an individual with a residence at ___________; and Thomas H. Hebert ("Hebert"), an individual with a residence at ___________ (each a "Stockholder" and collectively the "Stockholders"); and Joseph H. Richardson ("Richardson"), an individual with a residence at ___________, and Peter Toomey ("Toomey"), an individual with a residence at ___________.

         WHEREAS, Global has entered into separate employment agreements with Richardson and Toomey (the "Richardson Employment Agreement" and the "Toomey Employment Agreement," respectively, and together the "Employment Agreements"); and

         WHEREAS, the parties contemplate that (1) the Certificate of Incorporation and the Bylaws of Global shall be amended so as to provide for a staggered board of directors, (2) at all times during their respective terms of employment with Global, each of Richardson and Toomey shall be and remain directors of Global, and (3) at all times during the term of this Agreement, all directors of Global, other than Richard Wiles, Richardson and Toomey, shall be individuals the nomination and election of whom are supported by Richard Wiles, Richardson and Toomey; and

         WHEREAS, as a condition to the willingness of Richardson and Toomey to enter into the Employment Agreements, Richardson and Toomey have required that each Stockholder agree, and in order to induce Richardson and Toomey to enter into the Employment Agreements each Stockholder has agreed, to appoint Richardson as their attorney and proxy, in accordance with the terms of this Agreement, in respect of all the shares of Global's Common Stock, par value $0.001 per share ("Global Common Stock") now or hereafter owned by the Stockholders (the "Shares");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                 VOTING AGREEMENT AND PROXY OF THE STOCKHOLDERS

         1.1 Voting of the Shares. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement as specified in Article 3 hereof (the "Termination Date"), at any meeting of the holders of Global Common Stock at which any of the following matters is considered, however called, or in connection with any written consent of the holders of Global Common Stock relating to the approval of any of the following matters, such Stockholder shall vote (or cause to be voted) the


Irrevocable Proxy and Voting Agreement

Global Common Stock held of record or Beneficially Owned by such Stockholder, whether heretofore owned or hereafter acquired, (i) for the amendment of Global's Certificate of Incorporation (the "Charter Amendment") as set forth in Exhibit A, and for corresponding amendments to Global's Bylaws (the "Bylaws Amendment"), and to otherwise establish and maintain a board of directors comprising three classes whose members serve staggered terms of three years each as contemplated by the Charter Amendment, (ii) for the election of Richard Wiles, Richardson and Toomey as directors of Global, serving respectively in those two classes of directors whose terms (after being elected in 2002) expire in 2005, 2005 and 2004, respectively (or, in the event that no persons other than Richard Wiles, Richardson and Toomey are then standing for election as directors, the classes of directors whose terms (after being elected in 2002) expire in 2004, 2005 and 2003, respectively), (iii) against any removal of Richardson or Toomey from any position as a director of Global, (iv) against any action or agreement that might reasonably be expected to result directly or indirectly in the termination of, or a breach of any covenant, representation or warranty or any other obligation or agreement of Global under, either Employment Agreement, and (v) against any proposal inconsistent with the foregoing. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

         For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         1.2 Proxy. Each Stockholder hereby irrevocably appoints Richardson, until the Termination Date, as such Stockholder's attorney and proxy, with full power of substitution, to vote in such manner as Richardson or his duly authorized representative shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Shares and all other securities issued by Global in respect of the Shares, which such Stockholder is entitled to vote at any meeting of stockholders of Global (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise (i) for the Charter Amendment and the Bylaws Amendment, and to otherwise establish and maintain a board of directors comprising three classes whose members serve staggered terms of three years each as contemplated by the Charter Amendment, (ii) for the election of Richard Wiles, Richardson and Toomey as directors of Global, serving respectively in those two classes of directors whose terms (after being elected in 2002) expire in 2005, 2005 and 2004, respectively (or, in the event that no persons other than Richard Wiles, Richardson and Toomey are then standing for election as directors, the classes of directors whose terms (after being elected in 2002) expire in 2004, 2005 and 2003, respectively), (iii) against any removal of Richardson or Toomey from any position as a director of Global, (iv) against any action or agreement that might reasonably be expected to result directly or indirectly in the termination of, or a breach of any covenant, representation or warranty or any other obligation or agreement of Global under, either Employment Agreement, and (v) against any proposal inconsistent with the foregoing. This Agreement confers no other authority to vote on any other matters. This proxy and power of attorney is irrevocable and coupled with an interest, shall not be terminated by any act of a Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs,


Irrevocable Proxy and Voting Agreement
beneficiaries and legal representatives of such Stockholder. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares (and all other securities issued by Global in respect of the Shares) which such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing. The proxy granted hereby includes the power to call, or cause each Stockholder to call, a special meeting of stockholders of Global to consider the matters and the transactions referred to above. The proxy granted hereby is coupled with an interest and is irrevocable to the greatest extent permissible under applicable law.

         1.3 Shares Covered; Pre-Closing Transfer Restrictions. Each Stockholder agrees that, until the holding of Global's annual meeting of stockholders during 2002 at which the matters referred to in Section 1.1 and Section 1.2 are voted upon by Global's stockholders, such Stockholder will not, directly or indirectly, (i) sell, hypothecate, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or create or permit to exist any security interest, lien, claim, pledge, right of first refusal agreement, charge or other encumbrance of any nature whatsoever (collectively, "Transfer"), or enter into any contract, option, put, call or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Shares to any person, except that Cornett, Wiles, Stubbs and Hebert each shall be permitted during such period to Transfer up to, but no more than, 400,000 Shares (meaning that, if each Stockholder Transfers the maximum permitted amount of Shares, 1,600,000 Shares in the aggregate will have been Transferred), (ii) trade or take any position, hedge or otherwise, with respect to the Shares, (iii) enter into any voting agreement, arrangement or understanding, directly or indirectly, whether by proxy, voting agreement or otherwise, with respect to any of the Shares or deposit any Shares into a voting trust or (iv) take any action that would make any of the representations or warranties contained herein untrue or incorrect or have the effect of preventing or impeding such Stockholder from performing any of its obligations under this Agreement. Nothing herein shall prohibit the conversion of the Shares by operation of law pursuant to a merger, share exchange or other comparable transaction approved by Global's stockholders.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder hereby represents and warrants to Richardson and Toomey as follows:

         2.1 Authority Relative to This Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties


Irrevocable Proxy and Voting Agreement
hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         2.2 No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any property or assets of such Stockholder are bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of such Stockholder pursuant to, any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party (individually or collectively) or by which such Stockholder or any property or asset of such Stockholder is bound or affected.

         2.3 Title to the Shares. As of the date hereof, such Stockholder is the record and beneficial owner of that number of shares of Global Common Stock set forth beside such Stockholder's name on Exhibit B attached hereto, which are all the securities of Global owned, either of record or beneficially, by such Stockholder. Such Stockholder owns all such shares of Global Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such shares. Such Stockholder has the sole or shared right and power to vote and dispose of the shares of Global Common Stock. None of such shares of Global Common Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer thereof, except as contemplated by this Agreement.

                                    ARTICLE 3

                                   TERMINATION

         This Agreement shall terminate on the holding of Global's annual meeting of stockholders during 2002 at which the matters referred to in Section
1.1 and Section 1.2 are voted upon and approved by Global's stockholders.

                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 Expenses. Except as otherwise provided herein or in the Employment Agreements, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.


Irrevocable Proxy and Voting Agreement

         4.2 Further Assurances. Each Stockholder and Global will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         4.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among any or all of the parties with respect to the subject matter hereof.

         4.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         4.6 Obligations of Successors; Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors, permitted assigns, heirs and beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         4.7 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         4.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         4.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, reputable overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

             [Insert addresses for notice]


Irrevocable Proxy and Voting Agreement

         4.10 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Florida, without reference to the conflicts of law principles thereof.

         4.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.12 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The signatures of the parties on this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first written above.

GLOBAL ENERGY GROUP, INC.



By:
    ----------------------------------
Print Name:
            --------------------------
Title:
       -------------------------------



--------------------------------------
RICHARD WILES



--------------------------------------
SHARI WILES



--------------------------------------
EUGENE CORNETT



--------------------------------------
BELINDA CORNETT





Irrevocable Proxy and Voting Agreement

--------------------------------------
DR. NEAL STUBBS



--------------------------------------
THOMAS H. HEBERT



--------------------------------------
JOSEPH H. RICHARDSON



--------------------------------------
PETER TOOMEY




Irrevocable Proxy and Voting Agreement

                                    EXHIBIT A
                                       TO
                     IRREVOCABLE PROXY AND VOTING AGREEMENT

Proposed amendments to Certificate of Incorporation and Bylaws:

Article ___ of the Certificate of Incorporation of Global shall be amended to substantially the following effect:

                                   Article ___
                                    Directors

         A. The management of the business and the conduct of the affairs of the corporation shall be vested in a board of directors.

         B. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

         C. The directors of the corporation need not be elected by written ballot unless the bylaws of the corporation so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         D. The number of directors of the corporation shall be fixed and may be changed from time to time by resolution of the board of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         E. Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, increase in the number of directors constituting the board of directors, or other causes, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors, and not by the stockholders. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least



Irrevocable Proxy and Voting Agreement

80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.

         F. Any additional director of any class elected to fill a newly created directorship shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors constituting the board of directors remove or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         G. Directors may be removed only for cause, and only by the affirmative vote of at least 50 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

         H. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock issued by the corporation shall have the right, voting separately as a class or series or with one or more such other classes or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any class or series of capital stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article ___ unless expressly provided by such terms.




Irrevocable Proxy and Voting Agreement

                                    EXHIBIT B
                                       TO
                     IRREVOCABLE PROXY AND VOTING AGREEMENT

                                                             Number of Shares
                                                          of Global Common Stock
Stockholder                                                       Owned
-----------                                               ----------------------
Eugene Cornett and Belinda Cornett, JTWROS                  1,768,130 shares

Richard Wiles and Shari Wiles, JTWROS                       1,768,131 shares

Dr. Neal Stubbs                                             3,340,039 shares

Thomas H. Hebert                                            1,612,450 shares



Irrevocable Proxy and Voting Agreement